FOR IMMEDIATE RELEASE:

Media Contact:
Kirstie Burden, Overstock.com, Inc.
+1 (801) 947-3116
kburden@overstock.com

Investor Contact:
Mark Harden, Overstock.com, Inc.
+1 (801) 947-5409
mharden@overstock.com

Overstock.com Senior Vice President Resigns
Steve Tryon to pursue recent book deal

SALT LAKE CITY - Feb. 10, 2013 - Overstock.com, Inc. (NASDAQ: OSTK) Senior Vice President Stephen Tryon has resigned from his position to pursue interests related to his book, “Accountability Citizenship”.

Tryon joined Overstock.com in 2004, assuming executive responsibility for the company’s logistics operations. In that role, he implemented leadership training and workforce restructuring initiatives to reduce cost per package and improve shipping quality, along with improving satisfaction among warehouse associates. Tryon later spearheaded an initiative to consolidate billing with major carriers as fulfillment partners assumed a larger role.

“The initiatives Steve implemented reduced costs by millions of dollars and have been a key element in the growth of Overstock.com’s partner network,” states Overstock.com Chairman and CEO Patrick M. Byrne. “Being a valuable asset to the company and a good friend of mine, Steve will be sorely missed.”

Tryon assumed responsibility for the company’s human resource function in 2007, where he led implementation of Overstock’s first automated performance appraisal system, and in 2008 and 2009, he restructured the compensation system. By the end of 2010, Overstock.com ranked ninth on Glassdoor’s Employee Choice Survey for the best places to work in the U.S. Byrne adds, “I view this Glassdoor ranking as significantly driven by Steve’s efforts.”

In 2012, Tryon earned his Senior Professional of Human Resource certification. In recent years, while retaining his role in HR, Tryon also managed the company facilities portfolio and the international business unit.

In 2013, Tryon published “Accountability Citizenship”, which he describes as a toolkit for applying performance management principles to elected officials.

“My passion for the many initiatives associated with ‘Accountability Citizenship’ makes it difficult to devote enough time to my duties at Overstock.com,” Tryon said. “The past nine years have been an exciting chapter of the company’s growth from start-up to mature, profitable internet business. I am grateful for the opportunities Overstock.com has given me, and am proud to have been part of Dr. Byrne’s quest to build a business with enduring value. Overstock.com is a terrific business and a terrific community of great people. I look forward to watching it grow.”

About Overstock.com
Overstock.com (NASDAQ: OSTK) is a discount online shopping retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry and cars.  Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items. Main Street Revolution supports small businesses across the United States by providing them a national customer base. The Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites in 2011.  The NRF Foundation/American Express 2011 Customer Choice Awards ranked Overstock.com #4 in customer service among all U.S. retailers.  Overstock.com sells internationally under the name O.co.  Overstock Shopping (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

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Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc. O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the company’s growth.  Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Form 10-Q for the quarter ended September 30, 2013  which was filed with the SEC on October 24, 2013, and any subsequent filings with the SEC.

SOURCE Overstock.com, Inc.

Read more: https://www.facebook.com/pages/Accountability-Citizenship/563106827057079